EXHIBIT 32.2

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Randall J. Frapart, principal financial officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The annual report on Form 10-KSB for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Datrek Miller International, Inc.

Dated March 31, 2006

/s/ Randall J. Frapart
Randall J. Frapart
Principal Financial Officer